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                            RESELLERS LEGAL AGREEMENT


Dated this 12th day of November, 2004

BETWEEN Narrowstep Ltd whose registered offices are at 1 Marylebone High Street, London W1 ("Narrowstep")

        AND

Twelve Stars Communications Ltd. ("the Introducer")

whose registered offices are at

Goodman Jones, 29/30 Fitzroy Square, London, W1T 6LQ

WHEREAS

Narrowstep wishes to work with the Introducer to distribute its products and services.

IT IS HEREBY AGREED AS FOLLOWS:

Work

Narrowstep has no obligation to perform or accept any work introduced by the Introducer.

For the sake of clarity, this does not apply once a party has accepted work introduced by the other party and the scope and terms for a specific assignment have been agreed.

Narrowstep will undertake the work to the best of its ability and using current industry best practice. However, Narrowstep cannot be responsible for factors outside its direct control and therefore the quality or standard of the work.

Fees

An introductory fee will be paid to the Introducer in respect of introductions based on the terms set out in Schedule 1. This shall be payable on net revenue from an initial order from a customer who is introduced and for which an order is received within 12 months of the initial introduction.

Net revenue means the gross revenue received from a customer in respect of an initial order after deducting all third party costs incurred directly attributable to fulfilling that initial order.

For the sake of clarity, net revenue does not include amounts invoiced to customers which are unpaid.

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Payment will be due to the Introducer upon receipt of payment from the customer and will be paid according to the Payment Period detailed in Schedule 1.

Intellectual property rights

For the sake of clarity, the ownership of and sole right to the copyright, design or other intellectual property or other right of any work encoded or streamed by Narrowstep shall be cleared absolutely by the Client. Assurance on clearance of such rights shall be the implicit responsibility of the Introducer.

Narrowstep waives all rights and responsibilities in respect of the work provided for encoding and streaming.

The Client and Introducer undertake to indemnify Narrowstep against any claims resulting from the encoding or streaming of works for which rights have not been cleared, or where the respective residuals and payments have not been made.

Confidentiality

Each party is aware that during this Agreement they may have access to and be entrusted with confidential information of the other party.

Neither party shall during or after this Agreement divulge to any person whomsoever or otherwise make use of (and shall use his best endeavours to prevent the publication or disclosure of) any confidential information of the other party.

Confidential information means information in respect of the business and financing of each party including those relating to its customers, prospects, suppliers, agents, distributors, employees or shareholders.

Confidential information shall not include any information that is already in the possession of the other party without any obligation of confidence;

is independently developed by the other party;

becomes available to the general public without breach of this Agreement;

is rightfully received by the other party from a third party without obligation of confidence; or

is released for disclosure by the other party.

This provision shall survive the expiration or termination of this Agreement.


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Termination

This Agreement may be terminated by either party at any time without cause upon giving written notice to the other party.

Neither party's entitlement to receive a fee shall be affected by termination of this arrangement provided that the Agreement is not terminated due to any material breach of this Agreement by the other party.

No partnership

Nothing in this Agreement shall constitute or be deemed to constitute a partnership between the parties and nor shall either party be an agent of the other.

Non-competition

Each party covenants with the other party that during the term of this Agreement and, after termination for whatever reason, for the period of three (3) months after ceasing to be entitled to receive fees under this Agreement they will not at any time without the prior written consent of the other party be engaged either alone or jointly with or as manager, agent, consultant or contractor of any person or firm directly or indirectly carry on or be engaged in any business which shall be in competition with the business introduced or offered to be introduced by the other party under this Agreement provided the party was not already engaged in or introduced to that business at or prior to the time the business was offered or introduced by the other party.

This provision shall survive the expiration or termination of this Agreement.

Entire Agreement

The parties agree that this Agreement contains the entire agreement of the parties and supersede all prior agreements, understandings or arrangements between them and further each party acknowledges that it has not entered into this Agreement on the basis of and does not rely and has not relied upon any statement or representation (whether negligently made or innocently made) or warranty or other provision (whether oral, written, express or implied) except those expressly repeated or referred to in this Agreement.

Third Party Right

Unless expressly provided in this Agreement, no term of this Agreement is enforceable pursuant to the Contracts (Rights of Third Parties) Act 1999 by any person who is not a party to it.

Notices

Any notice to a party under this Agreement shall be in writing signed by or on behalf of the party giving it and shall, unless delivered to the party personally, be left at, or sent by prepaid first


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class post or facsimile to the address of the party as set out on page 1 of this
Agreement or as otherwise notified in writing from time to time.

Notices shall be deemed to have been served:

if delivered personally at the time of delivery;

if posted to UK address 48 hours after posting and if posted to any other address 96 hours after posting;

if served by facsimile during normal business hours of the recipient than 2 hours after transmission, and at the opening of the next normal business day if not sent during such normal business hours.

Severability

To the extent that any provisions of this Agreement is found by any court or competent authority to be invalid, unlawful or unenforceable in any jurisdiction, that provision shall be deemed not to be a part of this Agreement, it shall not affect the enforceability of the remainder of this Agreement nor shall it affect the validity, lawfulness or enforceability of that provision in any other jurisdiction.

Variations

This Agreement may only be varied in writing signed by authorized signatories on behalf of each of the parties.

Assignment

The Introducer may not assign its rights under this Agreement to any other party without the prior written consent of Narrowstep (such consent not to be unreasonably withheld). Narrowstep may assign its rights and novate its obligations under the Licence and the User agrees to enter into any such novation agreement as may be required to give effect to the provisions of this Clause.

Publicity

The Introducer agrees that Narrowstep may publicise the fact that the Introducer or its customers is a client of Narrowstep. Any other promotional material, press release or use of the Introducer or the Customer's name, trade marks or logos by Narrowstep for publicity will be subject to the Introducer's prior written consent (such consent not to be unreasonably withheld)


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Law and Jurisdiction

This Licence shall be governed in all respects by the law of England and any dispute arising out of, or in connection with, this Licence shall be subject to the exclusive jurisdiction of the English courts.

I hereby declare that I am authorised to enter into this contract and do so without duress.

Signed on behalf or Narrowstep:

Name:

/s/ Dilip Shukla

Position:


Signed on behalf of Twelve Stars Communications Ltd.

Name:  /s/ Nicholas De Santis

Position:  CEO


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                                   SCHEDULE 1

TERMS
30% commission for introduced business


TERRITORIES
Europe
Rest of the world at Narrowstep's discretion


PAYMENT PERIOD
Quarterly after receipt of client payments


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